                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               _________________


                                    FORM 8-K



            Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):  May 19, 1999


                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                         Commission File No. 000-21749

         DELAWARE                                          95-4257380
(State or Other Jurisdiction                   (IRS Employer Identification No.)
      of Incorporation)

                            3205 LAKEWOOD BOULEVARD
                          LONG BEACH, CALIFORNIA 90808
                    (Address of Principal Executive Offices)

                                 (562) 938-8618
                          (Registrant's Telephone No.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Agreement dated May 19, 1999, the Registrant sold to AP-Long Beach Airport LLC its leasehold interest in real property located at 3205 Lakewood Boulevard, Long Beach, California, together with the manufacturing hangar facility (approximately 205,000 square feet) and finished office space (approximately 22,000 square feet) owned by the Registrant and located at 3205 Lakewood Boulevard (collectively, the "Property"). The cash purchase price was $9,800,000.

     As part of this transaction, the Registrant and AP-Long Beach Airport LLC have entered into a sublease pursuant to which AP-Long Beach Airport LLC will sublease the Property to the Registrant for an original term of 18 years. The monthly rent under this sublease is $106,166.67. This monthly rent is subject to annual adjustments based on changes in the Consumer Price Index, provided that any such adjustment shall not increase the monthly rent by more than 3%. The Registrant has an option to extend the original term for an additional ten year term. The monthly rent payable during this additional ten year term would be the market rental value, as agreed by the parties or as determined by a third party appraiser or broker.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 3, 1999               ADVANCED AERODYNAMICS & STRUCTURES, INC.



                                   By: /s/ Carl L. Chen
                                      -----------------------------------------
                                      Carl L. Chen, President